Exhibit 10.7

Request for Policy Beneficiary (Multiple Beneficiaries)

The undersigned requests the issuance of an endorsement to be made part of Policy No. 5100677 and 8800677 issued by Euler Hermes North America Insurance Company to:

NEXTGROUP HOLDINGS, INC.	of	MI AMI. FLORIDA.

Insured		City,State

AEC Yield Capital, LLC	of	Brooklyn, NY

Factor		City,State

VoIP Capital International	of	Ebene, Mauritius

Factor		City,State

In accordance with your request, the Policy Beneficiaries (Beneficiaries) will have the following rights under this Policy, subject to the terms and conditions in this Endorsement.
1.
The Beneficiaries may file a Claim and Collection form per the terms and conditions of this Policy. You and/or the Beneficiaries will give us, at our request, any additional supporting documents or information regarding the claim.

2.
If a Claim Payment is due under this Policy, we shall make the Claim Payment to the Beneficiaries unless the Beneficiaries provide us with a written release of their right to receive the Claim Payment.

3.	If any Claim Payment is due under this Policy, the amount so due shall be paid by us to the Beneficiaries provided that:

a.	Within 10 days of our request for written instructions, we receive a single written instruction signed by all Beneficiaries; and

b.	That written instruction states the agreed upon respective interest of each Beneficiary.

If within 30 days of our request no such written instruction has been received by us, the Claim Payment will be made to AEC Yield Capital, LLC.

4.
In order for us to make a Claim Payment to the Beneficiaries, both you and the Beneficiaries must assign to us, or cause to be assigned to us, any and all rights you or the Beneficiaries may have as to the Buyer.

5.	Any Claim Payment made to the Beneficiaries shall release and relieve us from any liability to you for the insured receivables that are the subject of the Claim Payment.

6.
Both you and the Beneficiaries warrant that this Endorsement, by which you instruct us to make all Claim Payments to the Beneficiaries, is in accordance with your respective financial and commercial interests and does not conflict with any applicable laws or regulations. In respect of this Endorsement, the contractual relationship existing between you and the Beneficiaries is the following: invoice financing.

7.
The relationship created by this Endorsement is that  the Beneficiaries become intended third-party beneficiaries under the Policy entitled to the same rights, but none other, that you would have under the Policy , subject to the same terms, conditions, and obligations applicable to you. The rights of the Beneficiaries are derivative of your rights, and no independent rights are intended to be created or granted. No additional risks are intended to be covered that involve the Beneficiaries.

EULER HERMES NORTH AMERICA INSURANCE

COMPANY

EULER HERMES
Ow knowledge serving your SIJ('Ce s

8.
This Endorsement shall not affect any of  your or our rights or obligations under the Policy other than your right to receive a Claim Payment. Your obligations under the Policy shall continue notwithstanding the appointment of the Beneficiaries. All rights and remedies  that  we have against you shall apply to the Beneficiaries. You confirm that you have provided the Beneficiaries with a copy of the Policy and this Endorsement, which cannot be modified except as provided for per the terms and conditions of the  Policy. All notices in connection with the Policy will be addressed to you alone.

9.
This Endorsement shall be effective as of October 17th 2018 and all Claim Payments made after this date shall be paid to the Beneficiaries, notwithstanding the dates of the receivables that are the subject of the Claim Payment. This Endorsement  remains in effect  for any subsequent  Policy Periods until the Beneficiaries provides us a written release of their interests, signed by their  authorized signatories.

10.	For the purposes of this Endorsement only, references to Claim Payments are also construed to include your share of any Recoveries collected by us or the Collection Services Provider.

11.	This endorsement cannot be amended or cancelled without the agreement of the Beneficiaries.

/s/ Richard Rudy - Manager	/s/ Larry Raff - Director
Factor 1 signature	Factor 2 signature

AEC Yield Capital, LLC	VoiP Capital International

Address	Address
One MetroTech Center- North	2nd Floor Ebene House
3rd Floor	33 Cyber City
Brooklyn, NY 11201	Ebene Mauritius

Phone#	Phone#
347.799.1685 X 205	(+230) 465 1184

Fax#	Fax#
347.799.1686	(+230) 465 1184

Email	Email
rrudy@advancedenergycap.com	info@voipcapital.com

Date	Date
10/16/18	10/17/2018

Bank 2 Signature	Bank 3 Signature

Print Name	Print Name

Address	Address

Phone#	Phone#

Fax#	Fax#

EULER HERMES NORTH AMERICA INSURANCE

COMPANY

Email	Email

Date	Date

This request is not binding upon Euler Hermes ACI. The rights of the Bank and the Policyholder with respect to the endorsement requested herein will be limited to the provisions of an endorsement to the above referenced policy actually issued by Euler Hermes ACI, which endorsement, if issued, may not necessarily contain provisions identical to those requested above.

EULER HERMES NORTH AMERICA INSURANCE

COMPANY